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                                                                   Exhibit 3.8


                               RESTATED BY-LAWS
                                      OF

                          SUMMIT CARE PHARMACY, INC.

                           a California corporation



                                   ARTICLE I
                                    OFFICES
                                    -------

     Section 1. Principle Office. The principal executive office of the corporation is hereby fixed and located at: 1800 Avenue of the Stars, 12th Floor, Los Angeles, California. The Board of Directors (hereinafter the "Board") is hereby granted full power and authority to change said principal executive office from one location to another.

     Section 2. Other Offices. Branch or subordinate office may be established at any time by the Board at any other place or places.


                                  ARTICLE II
                                 SHAREHOLDERS
                                 ------------

     Section 1. Place of Meetings. Meetings of the Shareholders of this corporation shall be held either at the principal executive office of the corporation, or at any other place which may be designated either by the Board or by the written consent of the Shareholders, given either before or after the meeting and filed with the Secretary of the corporation.

     Section 2. Other Offices. Branch or subordinate office may be established at any time by the Board at any other place or places.


                                  ARTICLE II
                                 SHAREHOLDERS
                                 ------------

     Section 1. Place of Meetings. Meetings of the Shareholders of this corporation shall be held either at the principal executive office of the corporation, or at any other place which may be designated either by the Board or by the written consent of the Shareholders, given either before or after the meeting and filed with the Secretary of the corporation.

     Section 2. Annual Meetings. The annual meeting of the Shareholders shall be held on such date and at such time as may be fixed by the Board or the Shareholders.

     Section 3. Special Meetings. Special meetings of the Shareholders, for any purpose or purposes whatsoever, may be called at any time by the Board, the President, or by a Shareholder.

     Section 4. Action Without a Meeting. Any action(s) which may be taken at a meeting of the Shareholders may be taken without a meeting by a written consent to such action(s) signed by all the Shareholders, which document shall be inserted in the Minute Book of the corporation.


                                  ARTICLE III
                                   DIRECTORS
                                   ---------

     Section 1. Powers. Subject to limitations of the Articles, these Restated By-laws, and the laws of the State of California as to action required to be approved by the Shareholders, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board.

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     Section 2. Number and Qualification. The authorized number of directors shall be not less than two (2) nor more than the maximum authorized by law. The exact number of directors may be fixed, from time to time to time, by the Board or the Shareholders. The number of directors shall be two (2) until changed by action of the Board or the Shareholders as permitted by law.

     Section 3. Vacancies. Vacancies in the Board may be filled by a majority of the remaining directors, though less than a quorum, or by the Shareholders. Each director so elected shall hold office until his successor is elected at an annual meeting of the Shareholders or a special meeting called for that purpose.

     Section 4. Action by Directors Without a Meeting. Any action(s) which may be taken at a meeting of the Board may be taken without a meeting if authorized by a writing signed by all of the members of the Board, which document shall be inserted in the Minute Book of the corporation.

                                  ARTICLE IV
                                   OFFICERS
                                   --------

     Section 1. Officers. The officers of the corporation shall be selected and removed by the Board in its discretion and shall consist of a President, any appropriate number of Vice Presidents, a Secretary, and a Chief Financial Officer who shall hold the office of Treasurer. The corporation may also have, at the discretion of the Board, such other officers as the corporation may require; all such officers shall hold their respective office for such period, have authority, and perform such duties as the Board may from time to time determine.

     Section 2. Authority of Certain Officers. Anything herein to the contrary notwithstanding, the following described officers shall have the authority set forth after their respective designation:

            A. President. The President shall be the general manager and chief executive officer of the corporation and shall have responsibility for, subject to the control of the Board, general supervision, direction, and control of the business and affairs of the corporation. The President shall preside at all meeting of the Shareholders and at all meetings of the Board. The President shall have the general powers and duties of management usually vested in the office of president and general manager of a corporation and such other powers and duties as may be prescribed by the Board.

            B. Vice President. In the absence or disability of the President, any Vice President so designated by the Board or the President shall perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President. All Vice Presidents, if any, shall have such powers and perform such duties as from time to time may be prescribed by the Board or delegated by the President.


                                      2.
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           C.  Secretary.  The Secretary shall keep or cause to be kept, at the principal executive office or such other place as the Board may order, (i) a book containing minutes of all meetings of the Shareholders and the Board, and
(ii) a share register or a duplicate share register. The Secretary shall give, or cause to be given, notice of all the meetings of the Shareholders and of the Board required by these Restated By-laws or by law to be given, shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board.

           D. Chief Financial Officer and Treasurer. The Chief Financial Officer of the Corporation shall hold the office of Treasurer and shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation. Such officer shall send or cause to be sent to the Shareholders such financial statements and reports as are by law or these Restated By-laws required to be sent to said Shareholders. The books of account shall at all times be open to inspection by any director. Such officer shall cause all moneys and other valuable to be deposited in the name and to the credit of the corporation. Such officer shall
(i) disburse or cause to be disbursed the funds of the corporation as may be ordered by the Board, (ii) render to the President and the directors, whenever they request it, an account of all transactions and of the financial condition of the corporation, and (iii) have such other powers and perform such other duties as may be prescribed by the Board.


                                   ARTICLE V
                               OTHER PROVISIONS
                               ----------------

     Section 1. Checks and Drafts. All checks, drafts or other orders for payment of money, notes or other evidences of Indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as shall be determined from time to time by resolution of the Board.

     Section 2. Execution of Contracts. The Board may authorize any officers or agents to enter into any contract or execute any instrument in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances. Unless so authorized by the Board, no officers, agent, employee or other person shall have any other person shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit, or to render it liable for any purpose or amount.

     Section 3. Annual Report to Shareholders. Annual reports to the Shareholders are expressly waived, but nothing herein shall be interpreted as precluding the issuance of annual or other periodic reports to the Shareholders.


                                  ARTICLE VI
                                  AMENDMENTS
                                  ----------

     These Restated By-laws may be amended or repealed either by the Shareholders or otherwise as authorized under the laws of the State of California.

                                      3.